Form C

Cover Page

Name of issuer:

Ganaz Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/26/2017

Physical address of issuer:

6312 32nd Ave NW
Unit E
Seattle WA 98107

Website of issuer:

http://www.ganazapp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

75,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $75,000; interests will be sold in increments of $1; each investment is convertible to Safe Preferred Stock of the Company as described under Item 13.

Target offering amount:

$75,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

2/15/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Ganaz Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Hannah Freeman	Co-CEO	Ganaz Inc.	2017
Srinivas Artham	Co-CEO	Ganaz Inc.	2017
Mary Jo Cook	President and CEO	Pacific Community Ventures	2017
Matthew Rogers	Senior Global Produce Coordinator	Whole Foods Market Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Hannah Freeman	Co-CEO	2017
Hannah Freeman	Secretary	2017
Srinivas Artham	Co-CEO	2017
Srinivas Artham	CFO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Srinivas Artham	4250000.0 Common Stock	48.57
Hannah Freeman	4250000.0 Common Stock	48.57

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Company may never gain sufficient trust with their target users. Farm owners may worry about participating in a wage war causing operating costs to go up. And farm workers my not trust an app to truly serve their needs.

All software development is currently contracted out to a small development team in Serbia. While the Company owns all the software and retains possession of the code, should the contractor ever choose to pursue other work, finding a new developer could delay future development and may require a re-writing of some code.

The Company may not raise enough equity to fund its losses while trying to get to breakeven. Achieving breakeven requires having enough farm owners being willing to pay for the service provided, and that revenue being earned in sufficient quantities before cash reserves run out.

Workers may not find enough value in keeping an app on their phone that they only use a few times a year, particularly given that they often have limited storage on their phones.

Given that farm owners are the ones most likely to provide revenue to The Company, it's possible that The Company will serve the needs of farm owners over that of workers in an effort to gain financial viability, but in the process not provide enough value to farm workers limiting their use of the app.

A sophisticated competitor, like Zip Recruiter or Glassdoor, may choose to use their existing technology and infrastructure to enter the farm labor marketplace and better serve the needs of our target customers.

The Company may not be able to develop features fast enough to keep up with the many features desired by farm owners (e.g., the ability to segment workers into crews, the ability to administer surveys, and the ability to integrate with existing HR systems).

Farm workers may be too difficult to reach using traditional marketing approaches, making adoption of the app slow, and therefore not making it sufficiently useful to farm owners, our primary source of revenue.

Mechanization of harvesting and other on-farm activities may accelerate, reducing the need for manual farm labor on farms in the U.S.

New smartphone platforms may emerge, beyond iOS and Android, further complicating our software development process and requiring a more sophisticated and better-resourced software development team.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$75,000**
Use of Proceeds:	At this amount we can continue operations for a further 4 months on a tight budget as we pursue product-market fit. More specifically we will spend this money on: 1. Software development to develop new features, such as an improved user interface for company users, the ability to accept payments for services, and the ability to segment messages sent to different crews within the workforce ($23,000) 2. Promotional expenses to reach our target customers, such as Facebook ads ($15,000) 3. Legal fees that have been deferred by our lawyers relating to the incorporation of Ganaz Inc. ($2,000) 4. A modest stipend for our co-founders to cover healthcare costs and living expense ($35,000)

If we raise: **$107,000**

Use of Proceeds: If we reach this goal we will continue operations as above, however we will be able to do this for 6 months before needing more funding. We envision spending this investment as follows:

1. Software development to develop new features, such as an improved user interface for company users, the ability to accept payments for services, and the ability to segment messages sent to different crews within the workforce ($36,000)
2. Promotional expenses to reach our target customers, such as Facebook ads ($15,000)
3. Legal fees that have been deferred by our lawyers relating to the incorporation of Ganaz Inc. ($2,000)
4. A modest stipend for our co-founders to cover healthcare costs and living expenses ($54,000)

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **safe preferred stock** in the Company ("**SAFE Preferred Stock**"), when and if the Company sponsors an equity offering that involves offering of Company's preferred stock (**"Standard Preferred Stock"**), on the same terms offered to other Investors, with variations for the SAFE Preferred Stock provided in the terms of the SAFE.)

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Standard Preferred Stock**, Investors will receive a number of shares of **SAFE Preferred Stock** calculated using the method that results in the greater number of **SAFE Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Standard Preferred Stock** issued to other Investors multiplied by (b) the **discount rate** (80%) , or
- (ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.

For purposes of option (ii) above, the Company's capitalization will be measured as the sum of 1) all shares of stock outstanding at the time, assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding any SAFEs or convertible notes; and 2) any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **SAFE Preferred Stock** being diluted to a value below the price per share at the time they receive **SAFE Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **SAFE Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. In accordance with the SAFE, the **SAFE Preferred Stock** does not have voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are**
"accredited investors" will receive the right to purchase a pro-rata share of
privately placed securities occurring after an equity offering covered by the
SAFEs.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive **SAFE Preferred Stock** at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Standard Preferred Stock** received by investors in the Company, with variations provided in the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving
SAFE Preferred Stock, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , assuming exercise or conversion of all outstanding vested and unvested options, warrants and other convertible securities, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to the holders of any series of **Preferred Stock** issued before the SAFE; and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Valuation Cap) may be amended,waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
common stock	10,000,000	8,750,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the principal shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the principal shareholders** may change the terms of the Articles and Bylaws of the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The principal shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholders have the right to redeem their securities at any time. **Principal Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of
shares of **SAFE Preferred Stock**.

As discussed in Item 13, when we engage in an offering of equity interests involving
Standard Preferred Stock, Investors may receive a number of shares of **SAFE Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Standard Preferred Stock** being issued to other Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public
offering or similar liquidity event, the price of the **SAFE Preferred Stock** that
Investors will receive, and/or the total value of the Company's capitalization,
will be determined by our **board of directors**.

Among the factors we may consider in determining the price of **SAFE Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;

- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Owners (Srinivas Artham and Hannah Freeman) each invested $425 in return for their common stock. Thereafter, they have made additional capital contributions for no consideration. The total amount of additional capital contributions equal to $45,137.65.

The directors Matthew Rogers and Mary Jo Cook each invested $10 for 100,000 shares of common stock. Independent advisor, Rebekah Bastian invested $5 for 50,000 shares of common stock.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.
We're a recently launched technology company to make the farm labor market more efficient and to make for a better experience for all involved. This means growers can hire workers with ease and communicate with them effectively throughout their working season and beyond. This means farm workers have transparency into the work environment they are about to enter and can affect this work environment through their honest and constructive feedback.

We are pre-revenue now, however we plan to begin collecting revenue in the coming months, with our primary source being farm owners who pay us for services we provide via our app. This may include job postings, messaging, and surveys, amongst other potential revenue streams.

For job postings, we envision companies paying to post a job on our app in order to access the user base of workers we cultivate for them. Messaging and surveys would be used for a company to communicate with their workforce while being employed by the farm, and we may charge based on the number of messages sent and/or received.

We founded the company in April of 2017, launched our app in May, and have our first workers and companies using the app in June.

We plan to grow our user base through the summer of 2017 using a more hands-on approach to marketplace development and seeking anchor growers who are willing to on-board their entire agricultural workforce onto our platform. In late summer or early Fall we hope to on-board our initial paying customers once our marketplace has a critical mass and provides sufficient value to farm owners.

Liquidity.

We are entirely self-funded to date, and our cash position as of July 1 is $21,319 with no outstanding accounts payable or receivable.

We have an approximate burn rate of $9,500 per month, about $7,000 of which is software development costs. And the rest largely relate to promotion of our app and administrative operations of our organization.

We believe these funds will last us through the end of August, at which point we will be in need of the funds raised through this financing round.

After this first financing round we anticipate increasing the amount spent on promotion of our app and supporting our current customers to aid in adoption. This may include the use of advertisements on social media and the hiring of contractors in the farming community. Furthermore, we plan to provide a stipend to the founders to enable them to continue to lead development and adoption of the app. Upon closing of this round, we anticipate the monthly burn rate to increase to about $20,000 or $25,000 per month.

We currently earn zero revenue and don't expect to in the near future.

Capital Resources.

Contingent on a successful funding round (of approximately $100,000 or more), we have identified an investor who has offered to participate in the round with at least $50,000.

When the funds raised from this round are exhausted, and where revenues generated from customers are not sufficient to cover the cost of operations, we plan to do one of two things. If we have sufficient traction we have identified several institutional social investors who have expressed interest in investing in us. If we do not have sufficient traction, we may choose to pursue another crowd-funding round and / or invest more of our own personal savings.

Historic Results of Operations.

As mentioned above, we have been spending approximately $7,000 in software development expenses and a further $2,500 in expenses related to promotion of the app to our target customer bases as well as necessary administrative expenses (e.g., licenses for simple CRM tools and software management).

Cash on Hand / Burn Rate

As of 06/27/17 we had $21,319 cash on hand. We have an approximate burn rate of $9,500 per month, about $7,000 of which is software development costs. And the rest largely relate to promotion of our app and administrative operations of our organization.We believe these funds will last us through the end of August, at which point we will be in need of the funds raised through this financing round. We are able to decrease our burn to $2,500 per month if we stop software development.

Taxes

Ganaz Inc. has not yet filed federal income tax returns and has not reported total income, taxable income, and total tax paid.

Financial Condition Today

As of August 18, 2017, Ganaz Inc. has $7,179.31 in their bank account. To fund the company for the next 6 months, the founders will put in more of their own money.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Srinivas Artham, certify that:

(1) the financial statements of Ganaz Inc. included in this Form are true and complete in all material respects; and

Srinivas Artham

Co-CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.GanazApp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Hannah Freeman
Mary Jo Cook
Matthew Rogers
Srinivas Artham



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INVEST IN GANAZ INC.

Invest in Ganaz, and improve the lives of over a million farm workers!

$0
raised of $75K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$2M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Ganaz Inc. If you invest, you're betting the company will be worth more than $2M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

"There are over a million farm workers in the U.S. and even though nearly all of them have smart phones, they still find out about work by word-of-mouth and know little about the environment they're getting into. Meanwhile, farm owners face a major labor shortage - last year over $3B of produce was unharvested because farmers couldn't find enough workers. Ganaz is like a Glassdoor for agriculture - we help farm owners find workers and help farm workers find out which farms offer the best jobs.



Srinivas Artham
CO-FOUNDER, GANAZ INC.

OUR AMBITION

Our mission is to create thriving workplaces on farms where workers and owners have healthy and happy mutually beneficial working relationships. We're starting in farming here in the U.S., but our ambition is to improve the lives of workers around the world - whether they work on a fishing boat in Thailand or a mine in the Congo. We believe this is a $1B+ opportunity - creating a win for our investors and for the workers and employers we serve.

KEY FACTS

- We launched our Minimum Viable Product (MVP) after two months of development
- We have workers finding jobs and growers getting much-needed labor, and both workers & growers are guiding our next developments
- We have a great set of advisors - industry leaders in food, agriculture, worker issues, and technology for development - check out our quotes
- We have investor commitments of about $100K

DOCUMENTS

Ganaz_Inc._-_PItch_Deck__August_2017_.pdf

ganazapp.com

FOOD TECH AGRICULTURE AG TECH FARMING SUSTAINABILITY IMMIGRANT MOONSHOTS MARKETPLACE PBC & B CORPS MOBILE SOCIAL IMPACT

THE BUZZ ABOUT GANAZ INC.

I've had the chance to work with Sri and Hannah for about six years during my time as SVP of Whole Foods Market and as a board member at Fair Trade USA. Together we built Fair Trade into an integral part of Whole Food's responsible sourcing strategy. Sri and Hannah's business smarts, passion to make a difference, tenacity and creative problem solving will now serve to make their new social enterprise a success.

Michael Besancon

Whole Foods Market SVP Purchasing, Marketing & Distribution, Retired

Ganaz is providing a desperately needed service, letting workers know who are truly good employers and helping employers recruit and retain an amazing workforce. Hannah and Sri bring tremendous experience and smarts - along with big hearts. Through Ganaz they will change how workers - who are so often exploited and undervalued - find good jobs.

Mary Jo Cook

CEO, Pacific Community Ventures

WHAT OUR APP LOOKS LIKE

Our app is designed to be simple-to-use for the low tech, low literacy users. The worker view is in Spanish and the company view is in English, so all our users can communicate in the language they know.


Robinson's Orchards


Get workers
Communicate with my workers
Retain my workers
Well done!
Your job has been posted and broadcast to 38 workers



SEE OUR INVESTOR DECK

More great details here on the size of our market, how we plan to make money, and the type of change we can make in peoples' lives.


Connecting Good Growers with Good Workers
GANAZ


The Problem
-$3.1B
The problem
GANAZ is like Glassdoor for low wage, low literacy workers and their employers.
We connect employers that need good workers with workers that need good jobs.

MEET THE FOUNDERS

Together Hannah and Sri have over two decades of working on labor issues in agriculture



Srinivas Artham

Co-founder

Sri led the CPG division of Fair Trade to 39% annual growth, certifying ~$1.5B in retail sales. He has an MBA from INSEAD and Systems Design Engineering degree from the University of Waterloo.



Hannah Freeman

Co-founder

Named a "Rising Star" by the Produce Business Magazine in 2016, Hannah has built Fair Trade produce into a driving force in the industry. She has an MBA from Portland State University.

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

While there are plenty of recruiting and messaging apps out there, they're generally designed for English speakers. Ganaz is designed specifically for farm work, where most farm workers speak Spanish and most farm owners speak English. Furthermore, our interface is very simple, making it easier to use for those who aren't so tech savvy.

How big is the market?

There are about 1.3 million farm workers, mostly working on the 55,000 farms that require hand harvesting - lettuce, grapes, berries, tomatoes, and other specialty crops. Most of these farms are located on the West Coast of the U.S. - Washington, Oregon and California. We believe the U.S. alone represents a $100M+ opportunity, and as we expand globally, we see a potential $1.2B market opportunity.

What do you understand about your business that others don't get?

The tricky thing about working on supply-chain issues is that for a solution to be adopted, it has to be beneficial for everyone involved. In our case, our aim is to make farm workers' lives better by giving them access to the best work environments; and help farm owners recruit and retain the best workers. We know how to create win-win programs for workers, employers, and brands. We believe some tech can make the entire ag labor marketplace better for everyone involved.

How will you make money?

Our focus is charging farm owners for the service we provide - whether that's a messaging service for their remote workforce (likely a subscription model) or a recruiting platform (like a fee-per-use model), if we can save them time and money, we know they'll be willing to pay for Ganaz. They've already told us as much. We will be testing revenue models in the coming months as our goal is to be as revenue-funded as possible.

Marketplaces are hard to start - there's the "chicken or egg" problem to overcome - how do you plan to address this?

We have a few ideas to kickstart our marketplace. First, we're trying the traditional approach - focusing on a small community of users, and using higher touch approaches to recruit them on the platform. This includes a lot of cold calling, the use of field representatives to on-board workers, and local advertising. We're also speaking with some larger growers to on-board their entire workforce - the benefit to them is that they'll be able to immediately communicate with their entire workforce (a big challenge today) and stay-in-touch during the off-season to recruit their workers back for next year.

How have you been funded so far?

So far we're entirely self-funded - we used our funds to develop the initial app, get our initial users, and iterate based on our learnings.

ASK A QUESTION

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RISKS SPECIFIC TO GANAZ INC.

1.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Ganaz Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Hannah Freeman • 3rd

Co-Founder at Ganaz, Inc

Ganaz, Inc • Portland State University - School of Business

Seattle, Washington • 500+

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Building profitable partnerships between farmers, farmworkers and businesses that support sustainable eco-systems and thriving communities.

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585 followers

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We're hiring for 5 positions!
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Making a Meaningful Difference
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Experience

Co-Founder
Ganaz, Inc
May 2017 – Present • 4 mos
Greater Seattle Area

GANAZ enables employers to connect with large numbers of workers to recruit, engage and manage their multilingual workforce at the touch of a button. Workers can use our app to find the best employers and to share jobs with friends & family. www.GanazApp.com

We're beta testing in the Hood River, Oregon area and will expand to WA, CA and Mexico later this year.

Advisory Board Member
Bee Better Certified by the Xerces Society for Invertebrate Conservation
Sep 2016 – Present • 1 yr

Advisory Board Member for the Bee Better Certified program

Senior Director, Produce & Floral Business Development & Supply Chain Services
Fair Trade USA
Jun 2003 – May 2017 • 14 yrs

Responsible for setting the strategic direction and managing the "Produce and Floral" category for Fair Trade USA. Produce and Floral is one of three major areas in which Fair Trade USA operates, and the Senior Director of Produce and Floral is responsible for the growth of the impact generated from Fair Trade Certified products in this category.

These responsibilities include:
• Provide extensive leadership and strategy development for the category (target markets, pricing, offering, marketing plan, etc.)
• Evaluate the current operational infrastructure and optimize performance
• Determine quarterly goals and forecast future goals and growth
• Identify, evaluate, and utilize new areas for financial growth
• Build demand and expand market growth for Fair Trade Certified products by working with produce companies of all sizes
• Ensure and build adequate supply of Fair Trade Certified products by working with suppliers and farmers
• Ensure adequate resources to achieve the strategy , in terms of personnel, skills, and finances
• Establish goals for the team, roles and responsibilities within the team, and managing the team's performance against their goals
• Manage the category's budget
• Responsibility for financial results of $1M or more for the organization, and also financial responsibility for the farmers we serve
• Serve on the FTUSA Senior Management team, participate in board meetings, and contribute to successful implementation of the strategic plan

Education

Portland State University - School of Business
MBA
2007 – 2009

Seattle Pacific University
BA, Sociology, Latin American Studies
1996 – 2000

Portsmouth High School
1992 – 1995

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mary jo cook • 3rd

mission driven leader, unlocking the potential of people and organizations

Pacific Community Ventures • The University of Chicago - Booth School of Business

San Francisco Bay Area • 500+

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Mission driven leader with over 25 years of experience in general management, innovation, strategy development & implementation, marketing communications and sustainability, in both the for-profit and non-profit sectors. Consi…

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Experience

President & C.E.O.
Pacific Community Ventures
Sep 2015 – Present • 2 yrs
San Francisco Bay Area

Pacific Community Ventures creates economic opportunity in low-income communities by providing working capital and business advising to small business owners and by bringing thought leadership to build the field of impact investing. Over the past decade, PCV has helped thousands of small businesses create tens of thousands of jobs. I'm honored to be able to build on Beth Sirull's legacy of impact and innovation.

Chief Impact Officer
Fair Trade USA
Aug 2010 – May 2015 • 4 yrs 10 mos
Oakland, CA

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Deputy City Attorney at City and County of San Francisco

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As Chief Impact Officer - a role that combines Chief Operating Officer and Chief Growth Officer - I led a 70 person, $10M non-profit organization in changing how businesses source, consumers buy, and farmers produce & trade to create true sustainability across global supply chains and improve the lives of farming communities. Responsible for delivering earned revenue (80% of total organization revenue); driving impact; leading Business Development, Supply Chain & Producer Services, Marketing Communications, Grass Roots Advocacy, Innovation, and Performance Management; and representing Fair Trade with media and at key conferences (see People Centered Sustainability)

VP, Innovation & Sustainability
The Clorox Company
Jan 2007 – Jul 2010 • 3 yrs 7 mos
Oakland, CA

Created first Corporate Innovation Group to develop & manage an innovation pipeline delivering $50MM of annual growth and improve innovation capability across the company. Group included Front-end Discovery, Product Design, Open Innovation Networks & Advanced Technology.

Created first Environmental Sustainability Group which better incorporated sustainability into decision making by simultaneously evaluating risk, identify ways to reduce footprint and costs, and finding opportunities for growth

VP, New Business
The Clorox Company
Jan 1999 – Jan 2007 • 8 yrs 1 mo
Oakland, CA

Created first New Business Group which delivered over $500M in new product sales, including GreenWorks, Clorox Anywhere, Clorox Bleach Pen, Clorox Toilet Wand, and Clorox ReadyMop

Acted as the Innovation General Manager, leading a multi-functional team of directors responsible for setting innovation agenda, developing new ideas and commercializing products.

Marketing Manager, Corporate Strategy Development
The Clorox Company
Jan 1998 – Jan 1999 • 1 yr 1 mo
Oakland, CA

Created and led a 75 person team in developing Clorox 2005 Strategic Plan. Team identified external trends and core competencies, and challenged many of Clorox's current business practices. Team reported to CEO and Executive Committee and findings were used to generate several new long-term growth opportunities.

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Education

The University of Chicago - Booth School of Business
Master of Business Administration (MBA), Marketing, International Business
1988 – 1990

University of Illinois at Urbana-Champaign
Bachelor of Science (BS), Accounting & Business Administration
1982 – 1986

Volunteer Experience

Member, Advisory Board
Sustainable Brands
Jun 2013 – Present • 4 yrs 3 mos
Environment

Advisory board member of organization which provides insights and learning to enable its ~ 350K members to make sustainability a means to profitability. Created new approach for Innovation Open, a forum to connect breakthrough new ideas to larger corporate partners. Presented at metrics' conference, led and participated in multiple panels on social sustainability topics

Member, Advisory Board
LeaderSpring
Jan 2003 – Jan 2010 • 7 yrs 1 mo
Poverty Alleviation

Board member of non-profit which provides leadership development services to local executive directors as a means to transform local communities. Lead a branding project, resulting in new name, tagline and logo. Contributed to organization's strategy and lead earned revenue project which identified for-profit opportunities consistent with organization's mission and capabilities.

Member, Advisory Board
Piedmont Community Church
Jan 2004 – Jan 2008 • 4 yrs 1 mo
Poverty Alleviation

Member of advisory team charged with distributing $400K in charitable funds and increasing community outreach. Developed principles for grant distributions got congregational approval to several multi-year grants, and participated in trips to Malawi and Viet Nam to see the impact of our funding.

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Matt Rogers • 3rd

Whole Foods Market global produce sourcing and supply chain standards on food safety, fair trade, and sustainability.

Whole Foods Market • Babson College

San Francisco Bay Area • 500+

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Specialties: Natural and organic food industry; large scale produce sourcing with focus on organic and fair trade; social and environmental standards in agriculture; supply chain compliance systems; perishable import / export lo…

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Experience

Senior Global Produce Coordinator
Whole Foods Market
Jan 2014 – Present • 3 yrs 8 mos

Matt Rogers is a Senior Global Produce Coordinator at Whole Foods Market responsible for national produce and floral purchasing, field operations and supply chain policy on topics including food safety, social accountability and sustainability. Matt leads a team of more than 20 buyers, field inspectors and standards experts in the ongoing search for the highest quality and highest integrity produce and flowers for Whole Foods Market's customers.

Matt has worked on strategic produce supply initiatives for Whole Foods Market for more than 10 years, including three years working as a liaison with EARTH University in Costa Rica. Matt has played a leading role in the development and implementation of the Whole Trade Guarantee and Responsibly Grown programs, two key Whole Foods Market produce sourcing initiatives that drive sustainability in the supply chain, as well as transparency for shoppers.

Associate Global Produce Coordinator
Whole Foods Market
Jan 2011 – Dec 2013 • 3 yrs

Global Produce Field Team Leader
Whole Foods Market
Sep 2008 – Jan 2011 • 2 yrs 5 mos

Business Development Coordinator
EARTH University, Costa Rica
Oct 2005 – Aug 2008 • 2 yrs 11 mos

Coordinated broad strategic partnership between EARTH University and Whole Foods Market; developed and managed commercial and non-commercial aspects of the relationship.

Developed and managed distribution of EARTH University products as nationally distributed produce label / brand in USA, including fresh banana, pineapple, mango and banana fiber paper. EARTH remains a high profile label in the WFM produce department.

Created and managed import / export and shipping operation to transport fresh produce from Costa Rican farms through US ports to destinations across USA. Developed suppliers, shipping capabilities and business processes. Managed purchasing, logistics and sales. Hired and managed staff.

Co-managed EARTH University's independent commercial unit and reported to the commercial unit's board of directors.

Independent Consultant
May 2003 – Aug 2004 • 1 yr 4 mos

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Education

Babson College
MBA
2003 – 2005

Villanova University
BA
1993 – 1997

Contact and Personal Info

Matt's Profile

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Sri Artham • 3rd

Using business to help those with the greatest need

Ganaz Inc. • INSEAD

San Francisco Bay Area • 500+

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Specialties: - Global strategy - Economic development - Interdisciplinary initiative execution - Business development

Sri's Activity

777 followers

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Laborlink worker survey and helpline to roll out to all Elevate audits
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Experience

Co-Founder
Ganaz Inc.
May 2017 – Present • 4 mos
San Francisco Bay Area

Vice President of Consumer Packaged Goods (cocoa, sugar, coconut, tea)
Fair Trade USA
May 2015 – Apr 2017 • 2 yrs
Oakland, CA

Lead Fair Trade's Consumer Packaged Goods team from declining growth in 2012 to a continued era of 30-40% annual growth, representing Fair Trade's fastest growing category and largest by products certified (approx $1.5B in retail sales in 2016). Set the strategy and developed the team to move Fair Trade from primary natural foods stores to primarily in mainstream grocers like Safeway, Kroger, Sam's Club and Costco.

Grew the team from 3 people to 14 over four years, including six business development stars who worked with everyone from the largest consumer packaged goods companies (PepsiCo, Coca Cola, Kellogg's, General Mills, and Hershey's) to small and innovative brands primarily found at Whole Foods. The rest of the team consisted of supply-chain managers and field staff working with everyone from cocoa farmers in West Africa, coconut farmers in the Philippines, sugar farmers in Latin America, and tea farmers in India and China.

Director, Consumer Packaged Goods (cocoa, tea, sugar, etc.)
Fair Trade USA
Jan 2010 – Apr 2015 • 5 yrs 4 mos

Contractor
Fair Trade USA
Mar 2009 – Dec 2009 • 10 mos

Strategic advisor to TransFair USA on several issues.

Co-founder
Kopesha
Jan 2009 – Jun 2009 • 6 mos

Kopesha connects developing country entrepreneurs with investors seeking social change through microloans. More details to come...

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Education

INSEAD
MBA
2003 – 2004

Graduate of the full-time MBA program at the #6 ranked business school in the world (according to The Financial Times), with an exchange to the Wharton School of Business

University of Waterloo
BASc, Systems Design Engineering
1995 – 2000

Held co-op engineering positions at Motorola, Sprint, General Motors, Mitsubishi Research Institute (Tokyo), and Apex Systems Integrators
Honors BASc in Systems Design Engineering, with Management Sciences Option
Graduated on Deans List and ranked 1st in class on numerous occasions

Volunteer Experience

Board Member
NORTH BEACH NEIGHBORS
Jun 2015 – Present • 2 yrs 3 mos
Politics

Contact and Personal Info

Sri's Profile

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